UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 28, 2026
________________________
YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 1-13163

North Carolina				13-3951308
(State or other jurisdiction of				(I.R.S. Employer
incorporation)				Identification No.)

1441 Gardiner Lane,	Louisville,	Kentucky		40213
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code:			(502)	874-8300

Former name or former address, if changed since last report:			N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	YUM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Operating Officer and Chief People & Culture Officer Transition and Retirement

On June 2, 2026, YUM! Brands, Inc. (the “Company”) announced that Tracy Skeans will transition from her roles as Chief Operating Officer and Chief People & Culture Officer effective on November 1, 2026 (the “Transition Date”). Ms. Skeans will remain employed as a Senior Advisor to the Company from the Transition Date through her expected retirement date on March 1, 2028 (“Retirement Date”).

In connection with Ms. Skeans’ transition and retirement, the Company and Ms. Skeans entered into a Transition and Retirement Agreement (the “Transition Agreement”). Pursuant to the Transition Agreement, Ms. Skeans will be paid her current base salary and remain bonus eligible through the Retirement Date; provided, however, that Ms. Skeans will not be eligible for a bonus for the 2028 fiscal year. Ms. Skeans will not be granted any additional equity awards but will be eligible for a lump sum payment of $500,000 as soon as practicable following her Retirement Date in exchange for a waiver and release of claims in favor of the Company and as consideration for foregoing any equity awards that may otherwise have been granted during 2027. Ms. Skeans will continue to vest in her outstanding equity awards through the Retirement Date and will remain eligible for the Company’s employee benefit programs. She will be retirement eligible on her Retirement Date and all equity awards and employee benefits will be administered in accordance with their terms based on such retirement eligibility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date:	June 2, 2026	/s/ Larry Derenge
Vice President and Associate General Counsel